EXHIBIT 99.1

Cleco and North American investor group led by Macquarie Infrastructure and Real Assets and British Columbia Investment Management Corporation near final stages of state regulatory approval process

•	Regulatory process strengthens transaction and improves broad commitments

•	Cleco and the investor group file commitments addressing concerns raised by regulatory Staff

•	Cleco and the investor group expect the transaction to close in the first quarter of 2016

PINEVILLE, La., Oct. 2, 2015 - Cleco Corporation (NYSE:CNL), the parent of regulated electric utility Cleco Power LLC, and a group of North American infrastructure investors led by Macquarie Infrastructure and Real Assets (MIRA) and British Columbia Investment Management Corporation (bcIMC), with John Hancock Financial and other infrastructure investors (collectively, “investor group”) today announced they have filed testimony with the Louisiana Public Service Commission (LPSC) addressing commitments requested by the LPSC Staff’s advisors regarding the proposed transaction announced Oct. 20, 2014. The transaction is pending LPSC approval.

At the time Cleco announced the acquisition, the investor group made broad commitments to all Cleco stakeholders. As part of the regulatory process, LPSC Staff advisors filed testimony recommending stronger commitments. Today, the investor group and Cleco Power LLC filed testimony, which includes more than 70 commitments addressing the concerns raised by LPSC Staff. The revised commitments filed today include the following:

•	Customer rate credits of $6.5 million per year over 10 years for a total savings of $65 million in addition to estimated cost-of-service savings from the transaction

•	Adoption of a five-year Service Quality Plan that ensures safe, reliable electric utility service and efficient operations, including a commitment to extend for another five years

•	Extended commitments to maintain employment levels, employee compensation levels and benefits from two years to five years

•	Extended charitable and economic development funding commitments from two years to five years

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Enhanced commitments to ensure the continued financial strength of Cleco Power and Cleco Corporation, including commitments to maintain investment grade credit ratings and to reinvest earnings in the business if necessary to strengthen the companies’ finances

•	Cleco’s board of directors will include at least four Louisiana residents, including the chair and CEO, with enhanced governance rights included for Louisiana resident directors

•	Tighter restrictions on changes in control or transfers of interest by the investor group requiring prior LPSC approval

•	Assurances that the LPSC will have the information it needs to regulate Cleco Power, as well as additional oversight of Cleco Corporation and the enforcement rights over these commitments

“These enhanced commitments reflect the support Cleco has and will continue to receive from the investor group,” said Darren Olagues, president of Cleco Power. “We are pleased to have reached this point in the regulatory process and believe we have addressed all points raised in the LPSC Staff advisors’ testimony which includes commitments to our customers, employees, retirees and the communities we serve. Our new partners understand the utility industry and have a proven track record of successful operations as owners of other utilities. In working through the LPSC’s approval process, they have developed commitments that make this transaction even more beneficial to stakeholders, while ensuring the protection of Cleco’s future.”

“Cleco Power is the best you will find in an independent utility - a dedicated workforce, led by a Louisiana-based management team, providing great service and a positive contribution to the communities being served,” said Andrew Chapman, who will represent the Macquarie investors on the Cleco board. “These revised commitments make sure that will continue.”

We recognize the time and effort the Staff and its advisors have put into this thorough review of the transaction. All parties have worked together to enhance the commitments that strengthen the future outlook for Cleco, aligning with our long-term investing approach,” said Lincoln Webb, senior vice president, infrastructure for bcIMC. “We believe this is a sound transaction that will benefit all parties involved.”

The LPSC scheduled a hearing with an Administrative Law Judge (ALJ) beginning Monday, Nov. 9, to present and examine testimony filed regarding the transaction. The ALJ will issue a recommendation to the LPSC for a vote.

“Our state’s regulatory process has allowed the LPSC Staff advisors time to fully review the transaction,” said Olagues. “Originally, we expected the transaction would close by the end of this year. While we have made much progress in meeting that expected time frame, we now believe it will take additional time to complete the LPSC’s approval process; and therefore, we are extending the expected time frame for a possible closing date into the first quarter of 2016. We see this extension as a function of timing in the regulatory process, and we continue to believe this transaction is clearly in the best interest of all Cleco stakeholders.”

Cleco has received all other approvals necessary for the transaction and continues to work with the LPSC regarding its authorization.

The transaction will allow the investor group to acquire all outstanding shares of Cleco Corporation for $55.37 per share in cash. This price represents approximately a 15 percent premium to Cleco’s closing price of $48.27 as of Oct. 17, 2014, the last trading day prior to the announcement of the transaction agreement. The transaction also allows Cleco to continue to operate as an independent company led by local management. The company’s headquarters will remain in Pineville.

Forward-Looking Statements

Please note: Statements in this press release include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close; (ii) the failure to obtain Louisiana Public Service Commission approvals required for the merger, or required Louisiana Public Service Commission approvals delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014, which was filed with the Securities and Exchange Commission on Feb. 27, 2015, under the headings Part I, Item 1A, “Risk Factors,” Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequently filed Forms 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.

About Cleco Corporation and Cleco Power LLC

Cleco Corporation is a public utility holding company headquartered in Pineville, La. Cleco owns a regulated electric utility company, Cleco Power LLC, which is engaged principally in the generation, transmission, distribution, and sale of electricity, primarily in Louisiana. Cleco Power owns 10 generating units with a total nameplate capacity of 3,333 megawatts. Cleco Power serves approximately 286,000 customers in Louisiana through its retail business, and it supplies wholesale power in Louisiana and Mississippi. Cleco Corporation announced on Oct. 20, 2014, that it entered into an agreement to be acquired by a North American investor group led by Macquarie Infrastructure and Real Assets and by British Columbia Investment Management Corporation. Louisiana Public Service Commission approval of the transaction is pending. For more information about Cleco, visit www.cleco.com.

About MIRA

Macquarie Infrastructure and Real Assets (MIRA) is the world’s leading infrastructure asset manager with growing portfolios in real estate, agriculture and energy. MIRA manages more than $101 billion of assets under management invested in more than 120 portfolio businesses, ~300 properties, ~ 3.6 million ha of farmland. MIRA is part of Macquarie Group, a leading financial services provider across a diverse range of sectors around the world. Founded in 1969, Macquarie Group is listed on the Australian Stock Exchange and has operations in 28 countries and has a total of $370 billion in assets under management.

About bcIMC

With C$123.6 billion of managed net assets, the British Columbia Investment Management Corporation (bcIMC) is one of Canada’s largest institutional investors within the global capital markets. Based in Victoria, British Columbia, bcIMC is a long-term institutional investor that invests in all major asset classes including infrastructure and other strategic investments. bcIMC’s clients include public sector pension plans, public trusts, and insurance funds.

Cleco Analyst/Investor Contact:
Tom Miller
tom.miller@cleco.com
(318) 484-7642

Cleco Media Contacts:
Robbyn Cooper
robbyn.cooper@cleco.com
(318) 484-7136

Macquarie Contact:
Rishi Sharma
Rishi.Sharma@macquarie.com
(212) 231-0494

bcIMC Contact:
Gwen-Ann Chittenden
communications@bcimc.com
(778) 410-7156

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